Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-204756, No. 333-231433 and No. 333-231434), and on Form S-3 (No. 333-225000, No. 333-225819, No. 333-229154, No. 333-230377 and No. 333-232689) of SMTC Corporation of our report dated March 17, 2021, 2021 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Canada

March 17, 2021